 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2022

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Penn Plaza, Suite 2372
New York, NY 10001
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 845-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ISEE	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2022, the Board of Directors (the “Board”) of the Company elected Christine Ann Miller as a director of the Company, effective immediately. Ms. Miller was appointed as a Class III director and will serve in accordance with the Amended and Restated Bylaws of the Company until the 2022 annual meeting of stockholders and thereafter until her successor is duly elected and qualified or until her earlier death, resignation or removal.  Ms. Miller was also appointed by the Board to serve on the Nominating and Corporate Governance Committee and the Research and Development Committee of the Board.

In addition, the Board approved an amendment (the "Amendment") to the general compensation limits under the Company's Non-Employee Director Compensation Policy (the "Policy"), effective January 5, 2022. Under the Amendment, the total annual maximum base compensation, including cash and equity components (based on a grant fair value for financial reporting purposes), for incumbent non-employee directors was increased to $400,000 per calendar year and for newly-elected or appointed non-employee directors, was increased to $800,000 within his or her first calendar year of election or appointment. The foregoing is a summary of the Amendment and is qualified by reference to the Amendment, a copy of which is included in Exhibit 99.1 hereto.

In accordance with the Policy, Ms. Miller will receive (i) annual cash compensation of $45,000 for her service as a director, (ii) additional annual cash compensation $5,000 as a member of the Nominating and Corporate Governance Committee and $5,000 as a member of the Research and Development Committee, and (iii) reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. In addition, in accordance with the Policy, on January 5, 2022, Ms. Miller was granted (a) a stock option to purchase up to 31,000 shares of the Company’s common stock at a per share exercise price of $14.31, which was the closing price of the Company’s common stock on January 5, 2022, and (b) 15,000 restricted stock units for shares of the Company's common stock. The option will vest monthly with respect to 1/36 of the shares underlying such option until the third anniversary of the date of the grant and the restricted stock units will vest annually with respect to 1/3 of the shares underlying such grant until the third anniversary of the date of the grant, subject in each case to continued service for the Company and the other terms and conditions of the Company's 2013 Stock Incentive Plan (the "Plan"). In accordance with the Plan, the option has a term of ten years from the date of the grant.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

99.1 Amendment No. 3 to Non-Employee Director Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: January 11, 2022	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

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